Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to Registration Statement on Form S-1 (the “Registration Statement”) of MYOS Corporation (the “Company”) of our report, dated March 31, 2011, with respect to our audit of the financial statements of the Company as of December 31, 2010 and for the year ended December 31, 2010, which report appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Arshad M. Farooq
Arshad M. Farooq
Pomona, CA
October 10, 2012